Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Monroe Capital Corporation and Subsidiaries

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-237740) on Form N-2 of Monroe Capital Corporation and Subsidiaries (collectively, the Company) of our reports dated March 3, 2020, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019. We also consent to the incorporation by reference in this Registration Statement of our report dated March 3, 2020, relating to the senior securities table appearing in this Registration Statement.

We also consent to the reference to our firm under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

June 2, 2020